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                                                                 EXHIBIT 10.50.3


ORIGINATOR:  SUTTER MORTGAGE CORPORATION

GUARANTOR:   ARTHUR H. SUTTER

                        CONTINUING GUARANTY (PERSONAL)

TO:  FIRST COLLATERAL SERVICES, INC.

     (1) For valuable consideration, the undersigned (hereinafter called "Guarantor") unconditionally guarantees and promises to pay FIRST COLLATERAL SERVICES, INC., (hereinafter called "First Collateral"), or order, on demand, in lawful money of the United States, any and all Obligations and/or indebtedness of SUTTER MORTGAGE CORPORATION (hereinafter called "Originator") to First Collateral. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Originator or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by First Collateral by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Originator may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations, or whether such indebtedness may be or hereafter becomes otherwise unenforceable. "Obligations" has the same meaning as in the Master Mortgage Loan Purchasing Agreement dated AUGUST 26, 1993.

     (2) The obligations hereunder are joint and several, and independent of the obligations of Originator, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Originator or whether Originator be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof.

     (3) Guarantor authorizes First Collateral, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or obligation or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this guaranty or the indebtedness or obligation guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as First Collateral in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors. First Collateral may without notice assign this guaranty in whole or in part.

     (4) Guarantor waives any right to require First Collateral to (a) proceed against Originator; (b) proceed against or exhaust any security held from Originator; or (c) pursue any other remedy in First Collateral's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Originator or by reason of the cessation from any cause whatsoever of the liability of Originator. Until all indebtedness of Originator to First Collateral shall have been paid in full, even though such indebtedness is in excess of Guarantor's liability hereunder, Guarantor shall have no right of subrogation, and waive any right to enforce any remedy which First Collateral now has or may hereafter have against Originator, and waive any benefit of, and any right to participate in any security now or hereafter held by First Collateral. First Collateral may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantors' rights against Originator, Guarantor shall be liable to First Collateral for any part of the indebtedness remaining unpaid after the foreclosure. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty and of the existence, creation, or incurring of new or additional indebtedness.

     (5) In addition to all liens upon, and rights of setoff against the moneys, securities or other property of Guarantor given to First Collateral by law, First Collateral shall have a lien upon and a right of setoff against all moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with First Collateral, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of First Collateral, or by any neglect to

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exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by First Collateral.

     (6) Any indebtedness of Originator now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Originator to First Collateral; and such indebtedness of Originator to Guarantor if first Collateral so requests shall be collected, enforced and received by Guarantor as trustees for First Collateral and be paid over to First Collateral on account of the indebtedness of Originator to First Collateral but without reducing or affecting in any manner the liability of Guarantor under the provisions of this guaranty.

     (7) Where any one or more of the Originator are corporations or partnerships it is not necessary for First Collateral to inquire into the powers of the Originator or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     (8) Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by First Collateral in the enforcement of this Guaranty.

     (9) Any married person who signs this guaranty hereby expressly agrees that recourse may be had against such person's separate property for all obligations under this guaranty.

     (10) Where there is more than one Originator, or where more than one Guarantor executes this guaranty, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Originator named herein, or when this guaranty is executed by more than one Guarantor, the words "Originator" and "Guarantor" respectively shall mean all and any one or more of them.

     (11) The parties to this Agreement covenant and agree that any dispute, whether in tort or contract or of any other nature, arising out of or related to this Agreement or to the Loan Documents, or their interpretation, application or performance, or out of the relationship between the parties shall be determined by a reference pursuant to California Code of Civil Procedure (S)638(1). The reference shall be a general reference of all issues of fact and law and the person appointed shall have the power to enter all interlocutory and final orders (including orders to deliver possession of collateral or funds) and to decide all issues of law and fact without a jury. Until a referee has been appointed and has accepted the reference the Superior Court shall have jurisdiction to appoint receivers, issue writs and grant any other interim relief which may be necessary or proper. The referee shall be a retired California Superior Court Judge selected by agreement of the parties or if they fail to agree by the Superior Court of the State of California, Contra Costa County upon application of either party with 24 hours notice in writing or by telefax to the other party. Discovery shall be allowed according to California Code of Civil Procedure (S)(S)2016, et seq. Each party shall pay one half of the fees of the referee so appointed, of the court reporter, and of the rental of hearing room daily in advance. The party prevailing shall recover its entire costs and attorney's fees. If neither party prevails in full, the person appointed referee shall allocate the costs and attorney's fees of the parties in accordance with his sound discretion. The parties agree that the proceedings will be conducted in Contra Costa County, California, USA and waive any objections to jurisdiction and venue. The action may not be removed to the United States District Court. An appeal from the orders or judgments entered by the person appointed shall lie to the California Court of Appeal, as specified in Code of Civil Procedure (S)645.

     (12) Guarantor shall irrevocably appoint CT Corporation System of 818 W. Seventh Street, Los Angeles, CA 90017 (or its successor or assignee) as its agent for service of process to receive service of all process, including without limitation thereto summons, complaints, writs, injunctions, motions and orders. In connection with any dispute arising under this Agreement and the Loan Documents or out of the relationship between the parties. Guarantor shall bear the cost of such appointment and shall not rescind same while this Agreement or the Loan Documents are in force and effect or any Obligations remain unpaid. This Agreement, and the Loan Documents, are entered into by Lender in reliance upon such irrevocable appointment.

     (13) This Agreement shall be governed by and construed according to the laws of the State of California, without giving effect to its choice of law provisions.

     (14) Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Originator that arises hereunder and/or from the performance by any Guarantor hereunder

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including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of First Collateral against Originator or any security which First Collateral now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.


             Executed this 30th day of August, 1993.
                           ____        ______    __


Witnessed:

/s/ Edie D'Arcy                      /s/ Arthur H. Sutter
______________________________       ______________________________
Witness Signature                    Guarantor Signature

    Edie D'Arcy                          Arthur H. Sutter
______________________________       ______________________________
Print Name                           Print Name

    1556 Parkside Dr.                    1556 Parkside Dr.
______________________________       ______________________________
Address                              Address

    Walnut Creek, CA 94596               Walnut Creek, CA 94596
______________________________       ______________________________

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                                     Soc. Sec. No. or I.D. No.

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